UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2011
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
     (a), (b), (c), (e)     On January 26, 2011, Stewart Enterprises, Inc. (the “Company”) issued a press release announcing certain senior management changes, each to take effect on April 7, 2011, the date of the Company’s annual meeting of shareholders (the “Annual Meeting”). A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
     Thomas J. Crawford, President, Chief Executive Officer, and a director of the Company, will retire from all positions with the Company effective as of the Annual Meeting for the reasons given in the press release. On January 24, 2011, at a meeting with the Chairman of the Company’s Board of Directors (the “Board”), Mr. Crawford informed the Chairman of his decision to retire from the Company and discussed the reasons for his decision, and did the same with the full Board at a special meeting on January 25, 2011.
Thomas M. Kitchen
     The Board has appointed Thomas M. Kitchen to succeed Mr. Crawford as President and Chief Executive Officer, with such appointment to be effective as of the Annual Meeting. Mr. Kitchen, 63, currently serves as Senior Executive Vice President, Chief Financial Officer, and a director of the Company. Mr. Kitchen will continue to serve as a director and has been nominated by the Board for reelection by the shareholders at the April 7, 2011 annual meeting.
     In consideration of these new responsibilities, the compensation committee of the Board (the “Committee”) will increase Mr. Kitchen’s base salary to $600,000 per year and his maximum annual incentive award opportunity under the Amended and Restated Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”) to 160% of base salary. The Committee also intends to make certain equity grants to Mr. Kitchen, the terms of which have not yet been finalized.
     The Committee intends to enter into a written, three-year employment agreement with Mr. Kitchen. The employment agreement will provide for a severance payment of one year’s base salary if Mr. Kitchen is terminated without cause or if he resigns with good reason. If such a termination occurs within two years after a change of control of the Company, Mr. Kitchen will receive two years of base salary and a pro-rata “Average Bonus” for the year of termination. The Average Bonus would be equal to the average bonus paid to him for the last three completed fiscal years prior to the change of control. If Mr. Kitchen remains employed following a change of control of the Company, he will be guaranteed the Average Bonus for the two fiscal years ending after the change of control. The agreement will also contain a two-year non-competition restriction on Mr. Kitchen after he leaves the Company’s employment. Mr. Kitchen will be eligible to participate in the Amended and Restated Stewart Enterprises, Inc. Retention Plan (the “Retention Plan”) to the extent it offers him more favorable benefits upon a change of control than those offered under his employment agreement.
     Mr. Kitchen will continue to participate in the Amended and Restated Supplemental Retirement and Deferred Compensation Plan (the “Deferred Compensation Plan”) and the Amended and Restated Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (the “SERP”).
     The general terms and conditions of the Annual Incentive Plan, the Retention Plan, the Deferred Compensation Plan and the SERP are disclosed and described in the Company’s 2010 definitive proxy statement, which is on file with the Securities and Exchange Commission.
Lewis J. Derbes, Jr.
     The Board has appointed Lewis J. Derbes, Jr. as the Company’s Senior Vice President and Chief Financial Officer effective as of the Annual Meeting. Mr. Derbes, 40, currently serves as the Company’s Senior Vice President of Finance, Secretary and Treasurer, and will continue to serve as the Company’s Secretary and Treasurer. In consideration of his new responsibilities, the Committee has approved a base salary for Mr. Derbes of $300,000 per year and his maximum annual incentive award opportunity under the Annual Incentive Plan will be 100% of base salary. The Committee also intends to make certain equity grants to Mr. Derbes, the terms of which have not yet been finalized.

     Mr. Derbes is currently, and will continue to be, a participant in the Retention Plan. The Committee has named Mr. Derbes as a participant in the Deferred Compensation Plan and the SERP.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description
99.1	Press release by Stewart Enterprises, Inc. dated January 26, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
January 28, 2011	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release by Stewart Enterprises, Inc. dated January 26, 2011